CONSENT OF INDEPENDENT
                          CERTIFIED PUBLIC ACCOUNTANTS



Community Financial Corporation
Staunton, VA

We hereby consent to the incorporation in the Registration Statements on Forms S-8 (Reference Nos. 33-36124 and 33-73844) of our report dated April 28, 2000, relating to the consolidated financial statements of Community Financial Corporation and subsidiaries appearing in the Corporation's Annual Report on Form 10-KSB for the year ended March 31, 2000.


                                   /s/ BDO Seidman, LLP

                                   BDO SEIDMAN, LLP


Richmond, Virginia
June 28, 2000